Exhibit 99.1

Entropic Communications Sees Upside to Revenue and EPS in Q2

Strength in Connectivity Products and Improvements to Set-Top Box System-on-a-Chip (SoC) Supply Chain

Constraints Drive Better Than Expected Revenue Growth

SAN DIEGO, Calif., June 27, 2012 — Entropic Communications, Inc. (NASDAQ: ENTR), a world leader in semiconductor solutions for the connected home, announced today expected revenue in the second quarter of 2012 will be stronger than the Company’s previous outlook, which was provided on April 24, 2012.

Entropic now expects second quarter revenue to range between $81 million and $82 million. The Company’s previous guidance for the second quarter was for revenue to range between $75 million and $77 million.

“We are seeing better than expected results for our Connectivity products with strong HD attach rates and upgrades at Tier-1 Pay-TV service providers driving increased demand for our home networking and direct broadcast satellite solutions,” said Patrick Henry, president and chief executive officer, Entropic Communications. “Also, through impressive execution by our operations team and supply chain partners, we were able to resolve some key supply chain constraints related to our set-top box SoC business ahead of schedule; leading to higher revenue for the set-top box SoC products versus our initial expectations entering the quarter.”

The Company expects GAAP earnings per share for the second quarter of approximately $0.00 and non-GAAP earnings per share of approximately $0.08. The Company’s previous guidance was for non-GAAP earnings per share of $0.03.

Entropic expects to release financial results for the second quarter 2012, and host a conference call for analysts and investors on August 1, 2012. At that time, the Company will review its quarterly results and provide an outlook for the third quarter of 2012. Details on the conference call will be announced, prior to that date.

About Entropic Communications

Entropic Communications, Inc. (NASDAQ:ENTR) is a leading global provider of silicon and software solutions to enable connected home entertainment. The Company transforms how traditional HDTV broadcast and streaming video content is seamlessly, reliably, and securely delivered, processed, and distributed into and throughout the home. Entropic’s next-generation home connectivity and set-top box system-on-a-chip (SoC) solutions enable Pay-TV service providers to offer consumers a more captivating whole-home entertainment experience by delivering new, high-performing ways to connect, engage, and enjoy multimedia content. For more information, visit Entropic at: www.entropic.com.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding our expected revenue, and second quarter net income per share, as well as statements regarding HD attach rates and increased demand for the company’s solutions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, our dependence on a limited number of supply chain partners for the manufacture of our products and other factors that could affect our ability to meet customer demand; our dependence on a limited number of customers for a substantial portion of our revenues; risks associated with adverse U.S. and international economic conditions; the ability of our customers or the service providers who purchase their products to successfully compete and continue to grow in their markets; the continued development of the market for HD video and other multi-media content delivery and networking solutions; risks associated with competing against larger and more established companies and our ability to compete successfully in the connected home entertainment market; risks associated with timely development and introduction of new or enhanced products; risks related to international operations; and other factors discussed in the “Risk Factors” section of Entropic’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Copyright © 2012 Entropic Communications, Inc. All rights reserved. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

Investor Contact:

Debra Hart

+1 858.768.3852

debra.hart@entropic.com

Media/Industry Analyst Contact:

Chris Fallon

+1 858.768.3827

chris.fallon@entropic.com

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